                                                                      EXHIBIT 11





                                                            Quarter ended      Quarter ended
                                                             December 31,       December 31,
                                                                1997               1996
                                                                ----               ----

Net income (loss)                                           $(1,338,219)      $    10,516
                                                            ===========       ===========

Weighted average common shares outstanding - Basic            5,335,168         4,556,079
Assumed conversion of outstanding options and warrants                            867,393
Assumed repurchase of outstanding common shares                                 (540,780)
                                                            -----------       -----------

Weighted average common shares outstanding - Diluted          5,335,168         4,882,692
                                                            ===========       ===========

Basic earnings (loss) per share                             $     (0.25)      $     (0.00)
                                                            ===========       ===========


Diluted earnings per share are not shown because the results thereof are anti-dilutive.